EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF HIGHPEAK ENERGY, INC.

PURSUANT TO 18 U.S.C. § 1350

I, Michael Hollis, President and Chief Executive Officer of HighPeak Energy, Inc. (the "Company"), hereby certify, in the capacity and on the date indicated below, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, the accompanying Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026:

1.	Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael Hollis
Michael Hollis
President and Chief Executive Officer
Date: August 10, 2026